                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  June 30, 1995


                       ML/EQ REAL ESTATE PORTFOLIO, L.P.
        (Exact name of registrant as specified in governing instrument)


       Delaware                 0-17684                    58-1739523
(State of organization) (Commission File No.) (IRS Employer Identification No.)



1150 Lake Hearn Dr., Atlanta, Georgia                     30342-1522
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area  code:  (404) 239-5002

ITEM 5.  OTHER EVENTS


      EML Associates (the "Venture") is a joint venture owned 80% by ML/EQ Real Estate Portfolio, L.P., a Delaware limited partnership (the "Partnership"), and 20% by EREIM LP Associates, an affiliate of The Equitable Life Assurance Society of the United States ("Equitable"). The Venture holds a 71.66% participation interest in a zero coupon mortgage note (the "Note") which is secured by Brookdale Center, a regional shopping mall which is located outside of Minneapolis, Minnesota. Equitable holds the remaining 28.34% participation interest in the Note.

      The borrower on the Note, Midwest Real Estate Shopping Center L.P. ("Midwest"), defaulted on its obligations to repay the Note in full when it matured on June 30, 1995. The Venture's portion of the entire amount of principal and accrued interest due on the maturity date, June 30, 1995, totalled $25,345,353. Notice of default has been given to Midwest, and the Venture and Equitable are evaluating a number of options including foreclosure, a restructuring of the loan, or an extension of the maturity date. As previously reported, Midwest is currently attempting to sell Brookdale Center.

                                   SIGNATURES



  Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on the 19th day of July, 1995.

                                          ML/EQ REAL ESTATE PORTFOLIO, L.P.

                                          By: EREIM MANAGERS CORP.
                                              (Managing General Partner)


                                              By: /s/ Patricia C. Snedeker
                                                 ------------------------------
                                                 Patricia C. Snedeker
                                                 Vice President, Controller and
                                                  Treasurer